EXHIBIT 12.2


      Ratios of Earnings to Fixed Charges (Including Interest on Deposits)

                                                             Years Ended December 31,
                                          ---------------------------------------------------------------
                                             1997         1996         1995         1994         1993
                                          ------------ ------------ ------------ ------------ -----------
Earnings:

Net Income                                    $17,257      $16,653      $14,130     $  7,032    $  9,662

Income Tax Expense                              8,152        7,685        5,934        1,157       3,167
                                          ------------ ------------ ------------ ------------ -----------

Pretax Earnings                               $25,409      $24,338      $20,064     $  8,189     $12,829
                                          ============ ============ ============ ============ ===========
Fixed Charges:

Interest on Borrowed Funds                    $20,909     $  9,556     $  3,915     $  1,355    $  1,358

Interest on Deposits                           37,870       35,219       34,489       28,955      28,479

Amortization of Debt
                                                    -            -           16           21          21
                                          ------------ ------------ ------------ ------------ -----------

Total Fixed Charges                           $58,779      $44,775      $38,420      $30,331     $29,858
                                          ============ ============ ============ ============ ===========

Earnings for Ratio Calculations               $84,188      $69,113      $58,484      $38,520     $42,687
                                          ============ ============ ============ ============ ===========
Ratio of Earnings to Fixed
  Charges (Interest on
  Deposits Included)                            1.43x        1.54x        1.52x        1.27x       1.43x
                                          ============ ============ ============ ============ ===========